UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-4036208
(State or other jurisdiction of	(I.R.S. Employer
Incorporation)	Identification No.)

5582 Broadcast Court, Sarasota, Florida	34240
(Address or principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-228928

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.0001 per share

Item 1. Description of Registrant’s Securities to be Registered

INVO Bioscience, Inc (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-228928), as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 20, 2018, as subsequently amended (the “Registration Statement”). Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.     Exhibits.

The following Exhibits have been filed as exhibits to the Registration Statement, as amended and are incorporated by reference herein:

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation of INVO Bioscience (1)
3.2	Certificate of Amendment to Articles of Incorporation of INVO Bioscience (1)
3.3	Certificate of Amendment to Articles of Incorporation of INVO Bioscience dated December 22, 2008 (2)
3.4	By-Laws of Registrant (3)
4.1	Form of Senior Secured Convertible Promissory Note – 2009 (4)
4.2	Form of Convertible Promissory Note Purchase Agreement – 2009 (4)
4.3	Form of Convertible Promissory Note – 2018 (5)
4.4	Form of Convertible Note Purchase Agreement – 2018 (5)
5.1	Opinion of Shulman Rogers (8)
10.1	Distribution Agreement between the Registrant and Ferring International Center S.A. (5) +
10.2	Supply Agreement between Registrant and Ferring International Center S.A. (5) +
10.3	Kathleen Karloff Loan Agreement (6)
10.4	Kathleen Karloff Revised Loan Agreement (7)
10.5	Promissory Note – August 2016 (5)
23.1	Consent of Liggett & Webb, P.A. (9)
23.2	Consent of Shulman Rogers (included in Exhibit 5.1) (10)

(1) Incorporated by reference to INVO Bioscience’s predecessor EMY’s Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on January 25, 2008.

(2) Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2009.

(3) Incorporated by reference to the INVO Bioscience’s predecessor EMY’s Registration Statement SB-2 filed with the Securities and Exchange Commission on November 13, 2007.

(4) Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2009.

(5) Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019.

(6) Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009 filed with the Securities and Exchange Commission on May 15, 2009.

(7) Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2009 filed with the Securities and Exchange Commission on August 14, 2009.

(8) Incorporated by reference to Exhibit 5.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-228928), filed with the Securities and Exchange Commission on December 20, 2018.

(9) Incorporated by reference to Exhibit 23.1 to the Registrant’s Amendment No. 1 Registration Statement on Form S-1 (File No. 333-228928), filed with the Securities and Exchange Commission on December 20, 2018.

(10) Incorporated by reference to Exhibit 23.2 to the Registrant’s Amendment No. 1 Registration Statement on Form S-1 (File No. 333-228928), filed with the Securities and Exchange Commission on December 20, 2018.

+ Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized. .

INVO Bioscience, Inc. (Registrant)

Date: September 9, 2019	By:	/s/ Kathleen T. Karloff
Kathleen T. Karloff
Chief Executive Officer and Chairman of the Board of Directors

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